UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 9, 2009

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Explanatory note: This Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by Advent Software, Inc. on September 9, 2009. The original filing inadvertently reflected an incorrect date of August 9, 2009 instead of September 9, 2009.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2009, the Board of Directors of Advent Software, Inc. (the “Company”) appointed James S. Cox as the Company’s Senior Vice President and Chief Financial Officer, effective immediately.  Stephanie DiMarco, Advent’s founder, Chief Executive Officer and Chief Financial Officer, will continue to serve as Advent’s Chief Executive Officer.  Mr. Cox will continue to be a participant in the Advent Executive Severance Plan and 2009 Executive Short Term Incentive Plan, and will also continue to be eligible to participate in the Company’s standard benefits package, including medical, dental and vision plans, life insurance, disability coverage, the Company’s 2002 Stock Option Plan, 2005 Employee Stock Purchase Plan and the 401(k) Retirement Savings Plan.

Mr. Cox, age 37, joined Advent in June 2006 as Corporate Controller.  In July 2008 Mr. Cox was promoted to Vice President and named Principal Accounting Officer.  Prior to joining Advent, Mr. Cox served as Assistant Controller of UTStarcom from 2004 to 2006.  From 1994 to 2004, Mr. Cox held various positions at PricewaterhouseCoopers, LLP.  Mr. Cox holds a B.A. in Economics from Ohio University.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description
99.1	Press release dated September 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ Randall Cook
Randall Cook
Vice President, General Counsel and Corporate Secretary

Dated: September 9, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated September 9, 2009.